EXHIBIT 10.99

NOTE

New York, New York
$230,000,000                                                                                          February 9, 2005

NOTE, dated as of February 9, 2005 (this Note), by CNL HOTEL DEL PARTNERS LP, a Delaware limited partnership (Borrower), having an office at c/o CNL Hotels & Resorts, Inc., Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, in favor of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (together with its successors and assigns, Lender), having an office at 60 Wall Street, 10th Floor, New York, New York 10005.

NOW, THEREFORE, FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender the Principal Amount (as defined below), together with interest from the date hereof and other fees, expenses and charges as provided in this Note.

1.	DEFINED TERMS.

a.
Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement (as defined below), unless otherwise expressly provided herein. All references to sections shall be deemed to be references to sections of this Note, unless otherwise indicated.

b.	The following terms shall have the meanings ascribed thereto:

Borrower shall have the meaning provided in the first paragraph hereof.

Default Rate shall mean, with respect to an acceleration of the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) four percent (4%) above the LIBOR Rate, adjusted from time to time as set forth herein.

Extension Notice shall mean the First Extension Notice or the Second Extension Notice, as applicable.

Extension Option shall mean the First Extension Option or the Second Extension Option, as applicable.

First Extended Maturity Date shall have the meaning set forth in Section 5(a).

First Extension Notice shall have the meaning set forth in Section 5(a).

First Extension Option shall have the meaning set forth in Section 5(a).

Initial Maturity Date shall mean February 9, 2008.

Interest Determination Date shall mean, with respect to each Interest Period, the date which is two (2) Business Days prior to the fifteenth (15th) day of each calendar month.

Interest Period shall mean each interest period commencing on the fifteenth (15th) calendar day of a calendar month and ending on (and including) the fourteenth (14th) calendar day of the following calendar month; provided that the first interest period shall commence on the date hereof.

Lender shall have the meaning provided in the first paragraph hereof.

LIBOR shall mean, with respect to any Interest Determination Date, the rate (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one hundredth (1/100) of one percent (1%)) for deposits in U.S. Dollars for a one (1) month period that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable Interest Determination Date, the Lender shall request the principal London office of any four (4) prime banks in the London interbank market selected by the Lender to provide such banks' quotations of the rates at which deposits in U.S. Dollars are offered by such banks at approximately 11:00 a.m., London time, to prime banks in the London interbank market for a one (1) month period commencing on the first day of the related Interest Period and in a principal amount that is representative for a single transaction in the relevant market at the relevant time. If at least two (2) such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations (expressed as a percentage and rounded upwards, if necessary, to the nearest one hundredth (1/100) of one percent (1%)). If fewer than two (2) such quotations are so provided, the Lender will request major banks in New York City selected by the Lender to quote such banks' rates for loans in U.S. Dollars to leading European banks as of approximately 11:00 a.m., New York City time, on the applicable Interest Determination Date for a one (1) month period commencing on the first day of the related Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time. If at least two (2) such rates are so provided, LIBOR will be the arithmetic mean of such rates (expressed as a percentage and rounded upwards, if necessary, to the nearest one hundredth (1/100) of one percent (1%)). If fewer than two (2) rates are so provided, then LIBOR will be LIBOR used to determine the LIBOR Rate during the immediately preceding Interest Period.

LIBOR Margin shall mean 140 basis points (1.40%) per annum.

LIBOR Rate shall mean, with respect to each Interest Period, an interest rate per annum equal to the sum of (a) LIBOR, determined as of the Interest Determination Date immediately preceding the commencement of such Interest Period, plus (b) the LIBOR Margin.

Loan Agreement shall mean the Loan and Security Agreement, dated the date hereof, between Borrower and Lender..

Maturity Date shall mean the Initial Maturity Date, provided that (a) in the event of the exercise by Borrower of the First Extension Option pursuant to Section 5(a) of this Note, the Maturity Date shall be the First Extended Maturity Date, and (b) in the event of the exercise by Borrower of the Second Extension Option pursuant to Section 5(a) of this Note, the Maturity Date shall be the Second Extended Maturity Date, or such earlier date on which the final payment of principal of this Note becomes due and payable as provided in the Loan Agreement or this Note, whether at such stated maturity date, by declaration of acceleration, or otherwise (including, without limitation, as a result of an acceleration thereof, a refinancing or otherwise).

Maturity Date Payment shall have the meaning set forth in Section 3(d).

Note shall have the meaning provided in the first paragraph hereof.

Payment Date shall be the ninth (9th) calendar day of each calendar month and if such day is not a Business Day, then the Business Day immediately preceding such day, commencing on March 9, 2005 and continuing to and including the Maturity Date.

Prepayment Date shall have the meaning provided in Section 4(a)(i).

Prepayment Fee shall mean a non-refundable fee equal to, in connection with Borrower's payment of the Loan (or any part thereof, to the extent permitted by the Loan Documents) (i) on or after the Closing Date and to but excluding March 9, 2005, 1.0% of the outstanding Principal Amount being prepaid, (ii) on or after March 9, 2005 and to but excluding April 9, 2005, 0.9228% of the outstanding Principal Amount being prepaid, (iii) on or after April 9, 2005 and to but excluding May 9, 2005, 0.8459% of the outstanding Principal Amount being prepaid, (iv) on or after May 9, 2005 and to but excluding June 9, 2005, 0.769% of the outstanding Principal Amount being prepaid, (v) on or after June 9, 2005 and to but excluding July 9, 2005, 0.6921% of the outstanding Principal Amount being prepaid, (vi) on or after July 9, 2005 and to but excluding August 9, 2005, 0.6152% of the outstanding Principal Amount being prepaid, (vii) on or after August 9, 2005 and to but excluding September 9, 2005, 0.5383% of the outstanding Principal Amount being prepaid, (viii) on or after September 9, 2005 and to but excluding October 9, 2005, 0.4614% of the outstanding Principal Amount being prepaid, (ix) on or after October 9, 2005 and to but excluding November 9, 2005, 0.3845% of the outstanding Principal Amount being prepaid, (x) on or after November 9, 2005 and to but excluding December 9, 2005, 0.3076% of the outstanding Principal Amount being prepaid, (xi) on or after December 9, 2005 and to but excluding January 9, 2006, 0.2307% of the outstanding Principal Amount being prepaid, (xii) on or after January 9, 2006 and to but excluding February 9, 2006, 0.1538% of the outstanding Principal Amount being prepaid, and (xiii) on or after February 9, 2006 and to but excluding March 9, 2006, 0.0769% of the outstanding Principal Amount being prepaid. No Prepayment Fee shall be due on any payments on or after March 9, 2006. The Prepayment Fee shall be payable simultaneously with Borrower's payment of the Principal Amount.

Prepayment Notice shall have the meaning provided in Section 4(a)(i).

Principal Amount shall mean TWO HUNDRED THIRTY MILLION DOLLARS ($230,000,000) or so much as may be outstanding under this Note from time to time.

Second Extended Maturity Date shall have the meaning set forth in Section 5(a).

Second Extension Notice shall have the meaning set forth in Section 5(a).

Second Extension Option shall have the meaning set forth in Section 5(a).

Telerate Page 3750 shall mean the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service) or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits.

2.	INTEREST.

a.	Prior to the Maturity Date, interest shall accrue on the Principal Amount as follows:

i.	from and including the date hereof to, but not including, February 15, 2005, at a rate per annum equal to 3.99%; and

ii.	from and including February 15, 2005, and thereafter during each Interest Period during the term of this Note, at the LIBOR Rate.

b.	From and after the Maturity Date and from and after the occurrence and during the continuance of any Event of Default, interest shall accrue on the Principal Amount at the Default Rate.

c.
Except as expressly set forth in the Loan Agreement to the contrary, interest shall accrue on all amounts advanced by Lender pursuant to the Loan Documents (other than the Principal Amount, which shall accrue interest in accordance with clauses a. and b. above) at the Default Rate.

d.
Interest, for any given Interest Period, shall be computed on the Principal Amount on the basis of a fraction, the denominator of which shall be 360 and the numerator of which shall be the actual number of days in the relevant Interest Period.

e.	The provisions of this Section 2 are subject in all events to the provisions of Section 2.2.4 of the Loan Agreement.

3.	PAYMENTS.

a.	On each Payment Date, Borrower shall pay to Lender interest accruing hereunder during the entire Interest Period in which said Payment Date occurs.

b.
All payments made by Borrower hereunder or under any of the Loan Documents shall be made on or before 12:00 noon New York City time. Any payments received after such time shall be credited to the next following Business Day.

c.
All amounts advanced by Lender pursuant to the Loan Documents, other than the Principal Amount, or other charges provided in the Loan Documents, shall be due and payable as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option, first apply any payments received under this Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

d.
The entire Principal Amount of this Note, all unpaid accrued interest, all interest that would accrue on the Principal Amount through the end of the Interest Period during which the Maturity Date occurs (even if such period extends beyond the Maturity Date) and all other fees and sums then payable hereunder or under the Loan Documents, including, without limitation the Prepayment Fee, if applicable (collectively, the Maturity Date Payment), shall be due and payable in full on the Maturity Date.

e.
Amounts due on this Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Lender or its agent or designee at the address set forth on the first page of this Note or at such other place as Lender or its agent or designee may from time to time designate in writing.

f.	All amounts due under this Note, including, without limitation, interest and the Principal Amount, shall be due and payable in lawful money of the United States.

g.
To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

4.	PREPAYMENTS

Prior to February 15, 2005, the outstanding Principal Amount may not be paid in whole or in part.

a.
Voluntary Prepayments. Borrower shall have the right on any Business Day on or after February 15, 2005 Date to prepay the Principal Amount in whole or in part, upon satisfaction of the following conditions:

i.
Borrower shall provide prior written notice (the Prepayment Notice) to Lender specifying the proposed Business Day on which the prepayment is to be made, which date shall be no earlier than thirty (30) days after the date of such Prepayment Notice (the date of a prepayment pursuant to this Section 4(a) and Section 4(b) below being the Prepayment Date). Any such Prepayment Notice shall be revocable by Borrower (but not more than two (2) times in any twelve (12) month period) provided, however, if Borrower elects to so revoke a Prepayment Notice, Borrower shall reimburse Lender for the actual out-of-pocket expenses incurred by Lender in connection with such revocation;

ii.	Borrower shall comply with the provisions set forth in Section 4(c) of this Note; and

iii.
No prepayment shall be permitted on any date during the period commencing on the first calendar day immediately following a Payment Date to, but not including, the Interest Determination Date in such calendar month.

b.	Mandatory Prepayments.

i.
On the next occurring Payment Date following the date on which Borrower actually receives any Proceeds, if Lender is not obligated to make such Proceeds available to Borrower for the restoration of the Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Proceeds, but in such event no Prepayment Fee shall be payable; and

ii.	Borrower shall comply with the provisions set forth in Section 4(c) of this Note.

c.	Payments in Connection with a Prepayment.

i.
On the date on which a prepayment, voluntary or mandatory, is made under this Note or as required under the Loan Agreement, Borrower shall pay to Lender all unpaid interest on the Principal Amount prepaid, such unpaid interest calculated, (1) in the event prepayment is made from the fifteenth (15th) day of any calendar month through the ninth (9th) day of the succeeding calendar month, through the end of the Interest Period during which such prepayment occurs and (2) in the event such prepayment is made from the Interest Determination Date in any calender month through the fourteenth (14th) day of any calendar month, through the end of the Interest Period next succeeding the Interest Period in which such prepayment occurs. In either case, accrued interest shall be calculated as if such Interest Period extends beyond the date of such prepayment and be calculated as if the Loan has not been prepaid on such date. Notwithstanding the foregoing, provided the Loan is still owned solely by German American Capital Corporation at the time of such prepayment, Borrower shall only be required to pay Lender all unpaid interest on the Principal Amount prepaid, such unpaid interest calculated through the date of such prepayment.

ii.
On the Prepayment Date, Borrower shall pay to Lender all other sums, not including scheduled interest payments but including and not limited to, the Prepayment Fee, then due under the Note, the Loan Agreement, the Security Instrument, and the other Loan Documents; and

d.
Borrower shall pay all costs and expenses of Lender incurred in connection with the prepayment (including without limitation, any costs and expenses associated with a release of the Lien of the related Security Instrument as set forth in Section 2.3.3 of the Loan Agreement as well as reasonable attorneys' fees and expenses).

5.	EXTENSION OPTION.

a.
Extension Option. Subject to the provisions of this Section 5, Borrower shall have the option (the First Extension Option), by irrevocable written notice (the First Extension Notice) delivered to Lender no later than thirty (30) days prior to the Initial Maturity Date, to extend the Maturity Date to February 9, 2009 (the First Extended Maturity Date). In the event Borrower shall have exercised the First Extension Option, Borrower shall have the option (the Second Extension Option), by irrevocable written notice (the Second Extension Notice) delivered to Lender no later than thirty (30) days prior to the First Extended Maturity Date, to extend the First Extended Maturity Date to February 9, 2010 (the Second Extended Maturity Date). Borrower's right to so extend the Maturity Date shall be subject to the satisfaction of the following conditions precedent prior to each extension hereunder:

i.
no Monetary Default or Event of Default shall have occurred and be continuing both on (A) the date Borrower delivers the First Extension Notice or the Second Extension Notice, as applicable, and (B) on the Initial Maturity Date and the First Extended Maturity Date, as applicable;

ii.
Borrower shall obtain and deliver to Lender not later than one (1) Business Day prior to the first day of the term of the Loan as extended one or more Extension Interest Rate Cap Agreements from an Acceptable Counterparty which Extension Interest Rate Cap Agreement(s) shall have a strike rate equal to the Maximum Pay Rate and shall be effective for the period commencing on the day immediately following the then applicable Maturity Date (prior to giving effect to the applicable Extension Option) and ending on the last day of the Interest Period in which the applicable extended Maturity Date occurs;

iii.
Borrower shall deliver (or shall commit to deliver within five (5) Business Days thereafter) a Counterparty Opinion with respect to the Extension Interest Rate Agreement and the related Acknowledgment; and

b.
Extension Documentation. As soon as practicable following an extension of the Maturity Date pursuant to this Section 5, Borrower shall, if requested by Lender, execute and deliver an amendment of and/or restatement of the Note and shall, if requested by Lender, enter into such amendments to the related Loan Documents as may be necessary or appropriate to evidence the extension of the Maturity Date as provided in this Section 5; provided, however, that no failure by Borrower to enter into any such amendments and/or restatements shall affect the rights or obligations of Borrower or Lender with respect to the extension of the Maturity Date.

6.	MISCELLANEOUS.

a.
Waiver. Borrower and all endorsers, sureties and guarantors hereby jointly and severally waive all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and, except as otherwise expressly provided in the Loan Documents, all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Borrower and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note and to the release of the collateral securing this Note or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability under this Note.

b.
Non-Recourse. Recourse to the Borrower or any other Person with respect to any claims arising under or in connection with this Note shall be limited to the extent provided in Section 18 of the Loan Agreement and the terms, covenants and conditions of Section 18 of the Loan Agreement are hereby incorporated by reference as if fully set forth in this Note.

c.	Note Secured. This Note and all obligations of Borrower hereunder are secured by the Loan Agreement, the Security Instrument and the other Loan Documents.

d.
Notices. Any notice, election, request or demand which by any provision of this Note is required or permitted to be given or served hereunder shall be given or served in the manner required for the delivery of notices pursuant to the Loan Agreement.

e.
Entire Agreement. This Note, together with the other Loan Documents, constitutes the entire and final agreement between Borrower and Lender with respect to the subject matter hereof and thereof and may only be changed, amended, modified or waived by an instrument in writing signed by Borrower and Lender.

f.
No Waiver. No waiver of any term or condition of this Note, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

g.
Successors and Assigns. This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns. Upon any endorsement, assignment, or other transfer of this Note by Lender or by operation of law, the term "Lender" as used herein, shall mean such endorsee, assignee, or other transferee or successor to Lender then becoming the holder of this Note. The term "Borrower" as used herein shall include the respective successors and assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Borrower, if any.

h.	Captions. All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Note.

i.
Severability. The provisions of this Note are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Note.

j.
GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. BORROWER AGREES THAT, AT LENDER'S OPTION, ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THE LOAN AGREEMENT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH

SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

k.
JURY TRIAL WAIVER. BORROWER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS NOTE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

l.
Counterclaims and other Actions. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Note, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Note and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

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IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the day and year first above written.

Note Execution
BORROWER:

CNL HOTEL DEL PARTNERS, LP,
a Delaware limited partnership

By: CNL Hotel Del Partners GP, LLC,
a Delaware limited liability company
Its General Partner

By:  /s/ John X. Brady, Jr.
Name:  John X. Brady, Jr.
Title:    Vice President